Exhibit 32

18 USCA §1350 Certification

We, Luke Lalonde and Gary R. Benware, do hereby certify as follows:

1.	We are the President and Chief Executive Officer and Principal Financial
Officer, respectively,of SuperDirecotries, Inc. ("Issuer").

2.	The periodic report on Form 10-QSB to which this Certificate is an Exhibit fairly presents,in all material respects, the financial conditions and results of operations of the Issuer.

3.	The periodic report on Form 10-QSB to which this Certificate is an Exhibit fully complieswith Section 13(a) or 15(d) of the Exchange Act.

Date:	May 18, 2006	/s/ Luke Lalonde
Luke Lalonde, President and
Chief Executive Officer

Date:	May 18, 2006	/s/ Gary R. Benware
Gary R. Benware
Principal Financial Officer